SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K



                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                              Date of Report
                               July 3, 1996

                      FARMERS CAPITAL BANK CORPORATION
          (Exact name of registrant as specified in its charter)

                                  Kentucky
              (State of other jurisdiction of incorporation)

          0-14412                            61-1017851
(Commission File Number)                (I.R.S. Employer Identification No.)


P.O. Box 309
Frankfort, Kentucky                                 40602
(Address of principal executive offices)          (Zip Code)


            Registrant's telephone number, including area code:
                               (502)227-1600

Not applicable
(Former name or former address, if changed since last report)


                           Form 8-K Current Report

                            Item 5. Other Items

Farmers Capital Bank Corporation announced today that it intends to repurchase up to 200,000 shares of its outstanding common stock as market conditions permit. Shares repurchased would be held as treasury shares or may be used for general corporate purposes.

Consistent with the Corporation's objective of maximizing shareholder value, the Corporation considers repurchase of outstanding shares in the price range for which the Corporation's stock is trading to be a good investment of the Corporation's available funds.

As of July 3, 1996, there are 3,866,382 shares of Corporation common stock outstanding.

Farmers Capital Bank Corporation is a multi-bank holding company with headquarters in Frankfort, Kentucky. The Corporation owns six banks located throughout Kentucky, a leasing company, and a data processing company. Its stock is publicly traded over the counter through the NASDAQ System with a symbol of FFKT.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Farmers Capital Bank Corporation



July 3, 1996              By: /s/Charles S. Boyd
                              Charles S. Boyd
                              President and Chief Executive Officer